EXHIBIT 10.22

                              CONSULTANT AGREEMENT

          This Agreement is made as of the 18th day of July, 1996 by and between Neurex Corporation, a corporation of the State of California having offices at 3760 Haven Avenue, Menlo Park, California 95025-1012 ("Client"), and Plexus Ventures, Inc., a corporation of the Commonwealth of Pennsylvania, with offices at 1787 Sentry Parkway West, Building 18, Suite 301, Blue Bell, Pennsylvania 19422 ("Consultant").

                                   Background

          Client desires to obtain the consulting services of Consultant in the field of business development and Consultant desires to provide Client with such consulting services during the term of this Agreement in its capacity as independent contractor.

                                    Agreement

          Now, therefore, for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

         1.       Description of Services.

                  a. Consultant shall provide business development services ("Services") to assist Client to execute agreement(s) with pharmaceutical company(ies) relating to the development, registration and commercialization of Client's products
                  ("Products") in Japan, South Korea, Taiwan and the Peoples Republic of China.

                  b. At the written request of Client, Consultant shall seek agreements with a broader geographical territory for either or both the Apoptosis and Exocytosis Research Programs referenced in this Agreement. If Client elects this option, the value of the broader transactions will be the basis for the Fee compensation.

                  c. Consultant shall not delegate, subcontract or employ any other person or entity in the performance of the Services, except as noted below, without the prior written consent of Client.

                  d. Consultant shall use its best efforts in the performance of the Services and agrees to perform the same to the best of its ability. Consultant shall control the time, location and manner of performance under this Agreement. Client understands and accepts that a substantial portion of Consultant's services shall be performed at its offices in Blue Bell, Pennsylvania; however, Consultant agrees to send its representative to Client's facilities for a reasonable number of meetings per year as may be requested by Client. Consultant shall provide Client with monthly written reports detailing its activities hereunder.

                  e. Client  understands  and accepts that the  performance  of
                  Services  shall  not  require   Consultant's   efforts  on  a
                  full-time basis.

         2.       Products Included Under This Agreement.

                  a. NSCC, VSCC and other ion channel Development Compounds including SNX-111 (in all identified applications such as the treatment of acute and chronic pain, including intra-thecal administration with Medtronic's pump, and ischemic neurological disorders) and any identified back-up and second generation compounds.

                            b.  Fenoldopam  Family  including  'Corlopam'  i.v.,
enantiomers and pro-drug in peri- and post-operative control of blood pressure and renal disease;

                            c.  Apoptosis  and  Excocytosis   Research  Programs
(pre-clinical); and
                            d.  Discovery   research  in  ion  channel   subtype
receptor modulation.

         3.       Consultant's Services.

                  a. Consultant shall present Client as a company with a variety of high quality early, mid and late stage Product collaboration opportunities. Such Product collaboration opportunities are divisible; however, Client favors broadly based, long-term, strategic relationships with one or two Japanese pharmaceutical companies.

                  b. Client and Consultant agree that Consultant shall utilize a Japan-based individual ("Facilitator") who shall provide local access to Japanese companies and periodic follow-up contact with them. Consultant shall identify several individuals who could serve as the Facilitator in Japan and shall agree with Client on an appropriate individual.

                  c. Consultant shall direct the activities of the Facilitator who shall be compensated by Client. Client and Consultant agree that Facilitator shall visit Client to gain familiarization with the company, management and, especially, Products.

                            d.  Consultant  shall be responsible for the overall
management of the project as outlined below:

                            (1.) Working with Client, Consultant shall produce a
non-confidential document or documents (i.e. Neurex Corporation Opportunity Profile) to introduce Client and Products to potential partners.

                            (2.) Consultant shall compile a list of companies to
be targeted. Client and Consultant shall agree on the profile sought in potential partner(s).

                            (3.)  Under  the   direction   of  the   Consultant,
Facilitator shall call on targeted companies in Japan. Additionally, Consultant shall contact selected U.S.-based representative offices of Japanese companies. Facilitator and Consultant shall provide the Opportunity Profile to targeted companies for use in their internal evaluation of Client's Products.

                            (4.)  Consultant  and  Facilitator   shall  organize
face-to-face   meetings   involving  Client  in  order  for  Client  to  present
confidential information about Products to interested Japanese companies.

                            (5.) Consultant shall manage all follow-up  contacts
with targeted companies and provide periodic reports on the project to Client.

                            (6.)  Consultant  shall provide counsel to Client in
defining deal structures and terms to potential partners and provide negotiation assistance as agreed with Client.

         4.       Compensation to Consultant.

a. Client shall pay Consultant a cash retainer of six thousand dollars ($6,000) per month over the term of this Agreement and a single grant of twenty-five thousand (25,000) Neurex Corporation common stock options, awarded and priced as of this Agreement date and vesting after thirty-six (36) months. Consultant's monthly cash retainer shall be due and payable by Client on the first day of each month.

b. Client shall pay  Consultant a success fee ("Fee") in cash based on the value
of  each   transaction   consummated  by  the  Client  with  the  assistance  of
Consultant's Services. This Fee shall be calculated as follows:

Deal Value                                           Fee
Up to $5,000,000                            5% of Deal Value
$5,000,001 to $10,000,000                   $250,000 + 4% of Deal Value over $5,000,000
$10,000,001 to $15,000,000                  $450,000 + 3% of Deal Value over $10,000,000
$15,000,000 to $20,000,000                  $600,000 + 2% of Deal Value over $15,000,000
$20,000,001 to $25,000,000                  $700,000 + 1 % of Deal Value over $20,000,000

                   c. For the purpose of computing Consultant's Fee, the total value of each transaction consummated shall be computed as follows:

                           (1.) All cash payments received by Client from third parties in the form of commitment or signing fees, license fees, irrevocable option payments, milestone payments and any such payments of a similar nature shall be included in the calculation of the Fee.

                           (2.) All other forms of payments received by Client from third parties, such as advance royalty payments and directly funded research, are specifically excluded from the calculation of the Fee.

                  d. Transactions which involve cash payments to Client which are conditional on the success of explorative efforts--such as license agreements contingent on successful discovery research, feasibility studies and similar efforts--shall obligate Client to success fees provided that the cash payments are defined in the transaction consummated under this Agreement.

                  e. Consultant's Fee shall be paid by Client to Consultant via wire transfer within ten (10) days of Client's receipt of each and all payments subject to such Fee. If any payments received in the transaction consummated are in the form of foreign currency, they shall be converted to U.S. dollars at the rate listed for that foreign currency in The Wall Street Journal on the date such payment is received by Client.

         5.       Compensation to Facilitator.

                  a. Client shall be responsible for the payment of compensation to the Facilitator and for the reimbursement of Facilitator's reasonable out-of-pocket expenses; however, Client shall not be responsible to Facilitator for the payment of any success fee. Client and Consultant agree to limit the total of such Facilitator compensation and reimbursable out-of-pocket expenses for the period through December 31, 1996 to forty thousand dollars ($40,000). Facilitator expenses, if any, beyond the period noted shall be agreed between Client and Consultant prior to December 31, 1996.

         6.       Reimbursement of Consultant's Expenses.

                  a. Client shall reimburse Consultant for the reasonable out-of- pocket and administrative business costs and expenses incurred by Consultant in the performance of the Services, including courier, copying, facsimile and telephone charges; travel, meals and lodging incurred by Consultant while performing the Services at locations other than its offices and as approved by Client in advance of the travel; and an administrative fee relating to travel planned and undertaken by Consultant on behalf of Client.

                  b. Consultant shall periodically invoice Client for ail expenses defined herein and such invoices shall be payable to Consultant immediately upon receipt by Client.

         7.       Business and Technical Information.

                  Client shall regularly furnish Consultant, at no charge to Consultant, with such of its technical, scientific, marketing, legal and financial information and data as may be reasonably necessary for the performance of the Services.

         8.       Client's Responsibilities.

                   a. Client shall use its best efforts to assist Consultant to progress the targeting of, presentations to and negotiations with potential third party collaborators. Client reserves the right to accept or reject, in its sole discretion, any terms or conditions offered by any third parties.

                   b. Client represents to Consultant that it owns or has the right to develop and license to others the technologies that are the subject matter of this Agreement.

                   c. Client shall use the Services of Consultant exclusively for the Services which are subject of this Agreement.

         9.       Disclosure and Confidentiality.

                  Consultant acknowledges that Client shall disclose to Consultant inventions, trade secrets, know-how or information used or developed in or related to the business of Client and Consultant has executed a Confidential Disclosure Agreement in favor of Client. Consultant shall insure that Facilitator also executes a Confidential Disclosure Agreement in favor of Client.

         10.      Conflicting Obligations.

                  Consultant represents that it is not a party to any agreement which conflicts with the terms of this Agreement or which materially and adversely affects Consultant's ability to perform the Services for Client; and Consultant agrees that it shall not enter into any such agreement during the term hereof.

         11.      Term and Termination.

                  This Agreement shall commence on the date noted above and shall extend for a period of twelve (12) months; however, the Agreement is cancelable upon sixty (60) days notice should the Client decide to terminate activities such as those described by Consultants Services. After the initial twelve (12) month term, the Agreement shall run from quarter to quarter unless terminated with thirty (30) days notice by one of the parties to the other. Client agrees to pay Consultant the applicable Fee for any transaction(s) consummated within a twelve (12) month period following the date of termination of this Agreement.

         12.      Indemnity.

                  Client and Consultant shall defend, indemnify, and hold harmless each other and each party's agents, employees, officers and directors from and against any and all damage, loss, liability, obligations, cost or expense, caused directly or indirectly, by or as a result of any wrongdoing, negligence, error or omission under the terms of this Agreement.

         13.      Miscellaneous.

                   a. Independent Contractor. Consultant and Client are independent contractors under the terms of this Agreement and neither shall be deemed to be an agent, employee or representative of the other, or be deemed to possess any of the benefits associated therewith.

                   b. Taxes. Client shall pay the transaction, excise or other taxes which may result from its execution of this Agreement and Consultant shall be responsible for the payment of withholding and other taxes resulting from the payment of any compensation by Client to Consultant hereunder.

                   c. Notices. All notices given under this Agreement shall be by personal service, facsimile machine or by first class United States mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses:

If to Consultant:                               If to Client:
Plexus Ventures, Inc.                           Neurex Corporation
1787 Sentry Parkway West                        3760 Haven Avenue
Building 18, Suite 301                          Menlo Park, CA  94025-1012
Blue Bell, PA  19422                            Attention:  Paul Goddard, Ph.D.
Attention:  Robert P. Moran                     FAX number:  415-853-1538
FAX number:  215-542-2288

                  or to such addresses as may be specified by like notice and shall be deemed to have been duly given or made when delivered or deposited in the mails.

                   d. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California.

                   e. Sole Agreement. This Agreement, including the Exhibits thereto, constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

                  f. Waivers, etc. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing by such person against whom enforcement is sought.

                  g. Binding Agreement Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign any of their rights hereunder or any interests herein without the prior written consent of the party against whom enforcement is sought.

                  h. Arbitration. The parties agree that any claim or controversy relating to this Agreement shall be resolved exclusively by arbitration in accordance with the rules of the American Arbitration Association. Any such arbitration award granted shall be conclusive and binding and shall not be appealable Attorneys fees, costs and other out-of-pocket expenses may be awarded by the arbitrators in their discretion to the party which prevails in any such arbitration. Each party shall pay its own expenses pending the arbitration award.

                   i. Enforceability. Any provision in this Agreement (except provisions regarding the essence of this Agreement) that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void and invalid without affecting the remaining provisions hereof in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of the Agreement are declared to be severable.

         In Witness Whereof, Client and Consultant have executed this Agreement, as of the day and year written above.

Plexus Ventures, Inc.                                Neurex Corporation





By:_____________________________            By: _____________________________
         John F. Chappell                       Paul Goddard, Ph.D.
         President                              President & C.E.O.